Exhibit (k)(13)

AMENDMENT NO. 8 TO CREDIT AGREEMENT

AMENDMENT NO. 8 (this “Amendment”), dated as of December 2, 2016, to the Credit Agreement, dated as of December 12, 2008, by and among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), the Banks party thereto, and State Street Bank and Trust Company, as agent for the Banks (in such capacity, the “Agent”), as amended by Amendment No. 1, dated as of December 11, 2009, Amendment No. 2, dated as of December 10, 2010, Amendment No. 3, dated as of December 9, 2011, Amendment No. 4, dated as of December 7, 2012, Amendment No. 5, dated as of December 6, 2013, Amendment No. 6, dated as of December 5, 2014, and Amendment No. 7, dated as of December 4, 2015 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II. The Borrower desires to amend the Credit Agreement upon the terms and conditions set forth herein, and all of the Banks and the Agent are willing to do so on the terms and conditions set forth herein.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. The defined term “Applicable Fee Rate” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Fee Rate” means (a) prior to the Amendment Effective Date, the applicable rate therefor set forth herein from time to time in this Credit Agreement at which the commitment fee accrues, and (b) at all other times, a rate per annum equal to 0.25%.

2. The defined term “Termination Date” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the date “December 2, 2016” with the date “December 1, 2017”.

3. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms, each in its proper alphabetical order:

“Amendment Effective Date” means the Amendment Effective Date under, and as such term is defined in, Amendment No. 8, dated as of December 2, 2016, to this Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

4. Section 1.01 of the Credit Agreement is hereby amended by deleting the following defined term contained therein: “Amendment No. 7 Effective Date”.

5. Section 4.01(a) of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof: “Neither the Borrower nor the Investment Adviser is an EEA Financial Institution.”

6. Section 4.16 of the Credit Agreement is hereby amended by (a) replacing the phrase “located, organized or resident of a country or territory” contained therein with the phrase “located, organized or resident of a country, region, or territory”, and (b) inserting the word “Crimea,” immediately before the word “Cuba” contained therein.

7. Section 7.10(b) of the Credit Agreement is hereby amended by inserting the following clause immediately before the period at the end thereof: “, or (v) it, or its direct or indirect parent company, shall become the subject of a Bail-in Action”

8. ARTICLE IX of the Credit Agreement is hereby amended by inserting a new Section 9.14 as follows:

Section 9.14 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

9. Schedule 1 to the Credit Agreement is hereby amended and restated in the form of Schedule 1 hereto.

10. Paragraphs 1 through 9 of this Amendment shall not be effective until each of the following conditions are satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a) the Agent shall have received from the Borrower and each Bank either (i) a counterpart of this Amendment executed on behalf of such party, or (ii) written evidence satisfactory to the Agent (which may include facsimile transmission of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b) the Agent shall have received from the Borrower a manually signed certificate from the Secretary of the Borrower, in all respects satisfactory to the Agent, (i) certifying as to (x) the incumbency of authorized persons of the Borrower executing this Amendment and (y) persons authorized to act on behalf of the Borrower in connection with the Credit Agreement, including, without limitation, with respect to any Notice of Borrowing, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the board of trustees of the Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, (iii) attaching a true, complete and correct copy of the Pricing Procedures as in effect on the date hereof, and (iv) certifying that the Borrower’s Charter Documents, Prospectus, statement of additional information, registration statement, investment management agreement between the Borrower and the Investment Adviser and Custody Agreement have not been amended, supplemented or otherwise modified since December 4, 2015 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c) the Agent and the Banks shall have received written opinion(s) from counsel to the Borrower in form and substance reasonably acceptable to the Agent;

(d) the Agent shall have received such documents and information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(e) the Borrower shall have paid all out-of-pocket fees and expenses incurred by the Agent (including, without limitation, reasonable legal fees and disbursements of counsel to the Agent) in connection herewith.

11. The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, and (c) represents and warrants that, as of the date of execution and delivery hereof by the Borrower (i) no Default has occurred and is continuing, and (ii) the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

12. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

13. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

14. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to the Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CREDIT SUISSE HIGH YIELD BOND FUND

By: /s/Laurie Pecha

Name: Laurie Pecha

Title: Chief Financial Officer

Signature Page to Amendment No. 8 to Credit Agreement

STATE STREET BANK AND TRUST

COMPANY, as a Bank and as the Agent

By: /s/ Paul Koobatian

Name: Paul Koobatian

Title: Vice President

Signature Page to Amendment No. 8 to Credit Agreement

SCHEDULE 1

Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

BORROWER:

CREDIT SUISSE HIGH YIELD BOND FUND

Address for Notices:

Credit Suisse High Yield Bond Fund

Eleven Madison Avenue

New York, New York 10010

Attn: Chief Financial Officer

Tel: 212 325-2000

Fax: 212-325-4120

with a copy to:

Credit Suisse High Yield Bond Fund

Eleven Madison Avenue

New York, New York 10010

Attn: Secretary

Tel: 212 325-2000

Fax: 212-538-0422

with a copy to:

Willkie Farr & Gallagher

787 Seventh Avenue

New York, NY 10019

Attn: William Dye

Tel: 212 728 8219

Fax: 212 728 9219

E-mail: Wdye@willkie.com

BANKS:	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE
STATE STREET BANK AND TRUST COMPANY	$170,000,000	100%

Domestic Lending Office, LIBOR Lending Office and

Office for Notices to the Agent for Borrowings and

Payments:

(a) if by overnight courier:

State Street Bank and Trust Company

Customer Service Unit

M/S CCB0900

One Iron Street

Boston, MA 02116

Attn: Eduardo Chaves

Tel: (617) 662-8574

Fax: (617) 988-6677

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

(b) in all other cases:

State Street Bank and Trust Company

Customer Service Unit

M/S CCB0900

One Iron Street

PO Box 5501

Boston, MA 02206-5501

Attn: Eduardo Chaves

Tel: (617) 662-8574

Fax: (617) 988-6677

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: ais-loanops-csu@statestreet.com

Office for all Other Notices:

(a) if by overnight courier:

State Street Bank and Trust Company

Mutual Fund Lending Department

M/S CCB0900

One Iron Street

Boston, MA 02210

Attn: Paul J. Koobatian,

         Vice President

Tel: (617) 662-8622

(b) in all other cases:

State Street Bank and Trust Company

Mutual Fund Lending Department

M/S CCB0900

One Iron Street

State Street Bank

PO Box 5501

Boston, MA 02206-5501

Attn: Paul J. Koobatian,

         Vice President

Tel: (617) 662-8622

pjkoobatian@statestreet.com